UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.     )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

AMERICASDOCTOR, INC.

(Name of Registrant As Specified In Its Charter)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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INFORMATION STATEMENT

Unless otherwise noted, references to “AmericasDoctor,” “we,” “our,” or “us” mean AmericasDoctor, Inc., a Delaware corporation, and its subsidiary. Our principal executive offices are located at 1325 Tri-State Parkway, Suite 300, Gurnee, Illinois 60031, and our telephone number is (847) 855-7500.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

AmericasDoctor is furnishing this information statement in connection with action taken by stockholders holding a majority of the voting power of AmericasDoctor. On February 5, 2004, our board of directors adopted resolutions proposing and declaring advisable an amendment to our amended and restated certificate of incorporation to change our corporate name to “Essential Group, Inc.” The board of directors also recommended submitting the amendment to stockholders for their approval as required under the Delaware General Corporation Law.

As of the close of business on January 26, 2004, the record date for the determination of stockholders to whom this information statement is sent, AmericasDoctor had outstanding 3,430,043 shares of Class A common stock, par value $.001 per share; 685,324 shares of Class B common stock, par value $.001 per share; 150,884 shares of Series A-1 preferred stock, par value $.001 per share; 149,602 shares of Series A-2 preferred stock, par value $.001 per share; 297,768 shares of Series A-3 preferred stock, par value $.001 per share; 888,889 shares of Series A-4 preferred stock, par value $.001 per share; 569,861 shares of Series A-5 preferred stock, par value $.001 per share; 2,726,450 shares of Series A-6 preferred stock, par value $.001 per share; 209,167 shares of Series A-7 preferred stock, par value $.001 per share; 228,436 shares of Series B contingent convertible preferred stock, par value $.001 per share; and 30,164 shares of Series E preferred stock, par value $.001 per share. As of January 26, 2004, there were no shares of Series C contingent convertible preferred stock, par value $.001 per share, of AmericasDoctor outstanding. Holders of Class A common stock are entitled to cast one vote for each share of Class A common stock registered in the holder’s name. Holders of the Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock and Series E preferred stock are entitled to one vote for each share of Class A common stock into which such preferred stock is convertible as of the record date. The holders of the Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock, Series E preferred stock and Class A common stock vote together as a single class on all matters brought before the holders of the Class A common stock. Holders of the Class B common stock, Series A-7 preferred stock, Series B contingent convertible preferred stock and Series C contingent convertible preferred stock have no rights to vote on the matters described in this information statement.

By written consent dated February 5, 2004, as permitted by Section 228 of the Delaware General Corporation Law, stockholders representing a majority of the issued and outstanding shares of Class A common stock, Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock and Series E preferred stock of AmericasDoctor, voting together as a single class, approved the amendment to our amended and restated certificate of incorporation. The amendment will become effective upon the filing of the certificate of amendment with the Secretary of State of

Delaware. We expect to file the certificate twenty (20) days after this information statement is mailed or as soon as reasonably practicable after the twentieth (20th) day. A copy of the amendment is attached to this information statement as Exhibit A.

There will not be a meeting of stockholders and none is required under Delaware General Corporation Law because this action has been approved by written consent of the holders of a majority of the outstanding shares of voting securities of AmericasDoctor.

This information statement is being mailed to the holders of our voting stock on or about February 27, 2004.

All expenses incurred in connection with the preparation and mailing of this information statement will be borne by AmericasDoctor. This information statement is prepared and distributed by AmericasDoctor.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee of any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendment to our certificate of incorporation that is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO EFFECT A NAME CHANGE

Our board of directors and the stockholders holding a majority of the voting power of AmericasDoctor have approved the change of our corporate name from “AmericasDoctor, Inc.” to “Essential Group, Inc.” by means of an amendment to our amended and restated certificate of incorporation. The corporate name change and the amendment to our certificate of incorporation will become effective when we file a certificate of amendment to the certificate of incorporation with the Secretary of State of Delaware. We expect to file the amendment 20 days after this information statement is mailed to our stockholders or as soon as reasonably practicable after the twentieth (20th) day.

We are a pharmaceutical services company that provides pharmaceutical and biotechnology companies a single source for conducting phase II-IV clinical research. By integrating a leading physician network, comprehensive site management expertise and a solid patient recruitment program, AmericasDoctor provides a broad range of services fundamental to executing clinical trials expeditiously and economically. We believe the name “Essential Group, Inc.” will more accurately convey the scope of our business and reflect the changes in our corporate strategy as we focus our efforts on more profitable growth through expanded project services, expanded patient recruitment through the Essential™ business unit, and a more tightly focused approach to site management.

The board of directors believes that the name change, and therefore, the proposed amendment, are in the best interests of AmericasDoctor and its stockholders.

Under the Delaware General Corporation Law, the holders of a majority of the outstanding shares of Class A common stock, Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock and Series E preferred stock must vote to approve an amendment of the certificate of incorporation. We obtained this approval through the written consent of stockholders owning a majority of the outstanding voting securities of AmericasDoctor. Therefore, a meeting to approve the name change and the amendment to the certificate of incorporation is unnecessary and will not take place. A copy of the amendment is attached to this information statement as Exhibit A.

The voting and other rights that accompany the securities of AmericasDoctor will not be affected by the change in corporate name. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name.

By Order of the Board of Directors

/s/ C. Lee Jones
C. Lee Jones Chairman, President and CEO

Exhibit A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICASDOCTOR, INC.

Pursuant to Section 242

of the General Corporation Law

of the State of Delaware

AmericasDoctor, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Corporation’s Amended and Restated Certificate of Incorporation:

“Article First of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is “Essential Group, Inc.”

SECOND: That the stockholders of the Corporation have approved such amendment by means of written action of stockholders in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, AmericasDoctor, Inc. has caused this Certificate to be duly executed by its President and attested to by its Secretary this          day of             , 2004.

AMERICASDOCTOR, INC.

By:

C. Lee Jones
President and Chief Executive Officer

ATTEST:

Dennis N. Cavender
Secretary